Exhibit 99.1

7315 Wisconsin Avenue, 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Acquires LaPlaya Beach Resort and
LaPlaya Beach Club in Naples, FL

Bethesda, MD, May 21, 2015 - Pebblebrook Hotel Trust (NYSE:PEB) (the “Company”) today announced that it has acquired LaPlaya Beach Resort, a 189-room, waterfront, luxury resort and LaPlaya Beach Club, a private members club located at the resort, (together, “LaPlaya”) for a combined purchase price of $185.5 million.

“We’re thrilled with the opportunity to expand our portfolio into the thriving market of Naples, Florida with the acquisition of LaPlaya,” said Jon Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust. “The resort is uniquely located on the beach and within one of the most affluent coastal resort communities in the country, offering a full array of best-in-class amenities, dining and shopping venues and dozens of world-renowned golf courses.”

LaPlaya Beach Resort is a 189-room, luxury, full-service resort that sits on 6 acres of beachfront property surrounded by stunning views of the Gulf of Mexico and Vanderbilt Bay. The resort was originally built in 1968 and underwent a comprehensive, $54.0 million renovation and redesign in 2002, adding an additional tower, the private beach club and a large parking structure. The hotel’s meeting facilities feature both indoor and outdoor event space, for a combined total of 11,620 square feet. The resort offers several food and beverage options including the widely-acclaimed Baleen, which provides sunset views and a “toes in the sand” experience and whose menu is modern, seafood-focused and locally inspired. The Tiki Bar offers a wide selection of beverages, craft cocktails and snacks, available via butler service to the beach. Furthermore, the resort’s 4,500 square foot spa, SpaTerre, provides a full menu of upscale spa and wellness treatments. The resort also includes three outdoor swimming pools, a 2,200 square foot fitness center, a 7-story parking garage with 310 spaces, a children’s aquatic and beach camp, watersport rentals and in-room dining. The acquisition also includes the leasehold interest in a 23-slip marina on the Vanderbilt Bay side of the property.

In addition to the acquisition of the resort, the Company also purchased the LaPlaya Beach Club (the “Club”), which has grown to become one of the most notable private clubs in Florida. The Club provides the

Company with a strong revenue stream through initiation fees and annual membership dues, while also generating significant ancillary spend at the resort by its members. The Club boasts over 800 current active members and provides a club members’ private dining room, private pool cabanas, and an exclusive agreement with the LaPlaya Golf Course to provide Club members and hotel guests with golf access and privileges. The LaPlaya Golf Course is not included in the transaction.

For the year ended December 2014, LaPlaya operated at 77 percent occupancy, with an average daily rate (“ADR”) of $337 and room revenue per available room (“RevPAR”) of $261. During the next 12 months, the Company currently forecasts that the property will generate earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $14.3 to $15.3 million and net operating income after capital reserves (“NOI”) of $12.5 to $13.5 million.

LaPlaya will continue to be managed by Noble House Hotels & Resorts under a new operating agreement.

“Noble House has a great understanding of, and excellent experience with operating unique, world-class, casual luxury, boutique resorts,” continued Mr. Bortz. “We’re pleased to be building a strategic relationship with the team who we’ve worked with previously, and we look forward to collaborating with them to unlock the many opportunities that exist at LaPlaya. With the addition of Noble House Hotels & Resorts, we now have 15 third party managers operating our hotels throughout our portfolio.”

“We are excited to be partnering with Pebblebrook Hotel Trust,” said Noble House Hotels & Resorts’ Founder and Chairman, Patrick Colee. “We believe that LaPlaya offers tremendous growth potential, and we are eager to create additional value at this exceptional property.”

The Company expects to incur approximately $1.3 million of costs related to the acquisition of the hotel.

The acquisition of LaPlaya Beach Resort brings the total number of properties in the Company’s portfolio to 36 and marks the Company’s first investment in Naples, Florida.

The Company’s Outlook for 2015, which has been amended to reflect the recent increase to its senior unsecured revolving credit facility and its acquisition of LaPlaya, is as follows:

	2015 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income (loss) to common shareholders	$67.5	$73.0
Net income per diluted share	$0.93	$1.00

Adjusted EBITDA	$256.5	$262.0

Adjusted FFO	$179.0	$184.5
Adjusted FFO per diluted share	$2.46	$2.54

This amended 2015 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	2.0%	2.5%
U.S. Hotel Industry RevPAR growth rate	6.0%	7.0%

Same-Property RevPAR	$211	$213
Same-Property RevPAR growth rate	6.5%	7.5%

Same-Property EBITDA	$280.5	$286.0
Same-Property EBITDA Margin	32.6%	33.1%
Same-Property EBITDA Margin growth rate	100 bps	150 bps

Corporate cash general and administrative expenses	$18.0	$18.0
Corporate non-cash general and administrative expenses	$9.1	$9.1

Total capital investments related to renovations, capital maintenance and return on investment projects	$80.0	$100.0

Weighted-average fully diluted shares and units	72.7	72.7

The Company’s amended outlook for the second quarter of 2015 is as follows:

	Second Quarter 2015 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Same-Property RevPAR	$217	$221
Same-Property RevPAR growth rate	4.0%	6.0%

Same-Property EBITDA	$75.0	$77.0
Same-Property EBITDA Margin	34.7%	35.2%
Same-Property EBITDA Margin growth rate	100 bps	150 bps

Adjusted EBITDA	$69.3	$71.3

Adjusted FFO	$47.8	$49.8
Adjusted FFO per diluted share	$0.66	$0.69
Adjusted FFO per diluted share growth rate	17.9%	23.2%

Weighted-average fully diluted shares and units	72.7	72.7

About Noble House Hotels & Resorts

Noble House Hotels & Resorts, Ltd. has been a privately held company for more than 30 years, originally founded in 1979 by owner Pat Colee as a commercial property development group. Officially transitioned in 1994, this Seattle, Wash. based company owns and manages a portfolio of 18 upper segment hotels and luxury resorts spanning the four coastal corners of America. For more information or to book reservations, visit www.noblehousehotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 36 hotels, including 30 wholly owned hotels with a total of 7,181 guest rooms and a 49% joint venture interest in six hotels with a total of 1,777 guest rooms. The Company owns, or has an ownership interest in, hotels located in 11 states and the District of Columbia, including: San Francisco, California; Los Angeles, California (Beverly Hills, Hollywood, Santa Monica and West Hollywood); Boston, Massachusetts; New York, New York; San Diego, California; Portland, Oregon; Buckhead, Georgia; Naples, Florida; Seattle, Washington; Miami, Florida; Washington, DC; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Nashville, Tennessee; Bethesda, Maryland and Minneapolis, Minnesota. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” relating to, among other things, potential property acquisitions, hotel EBITDA, hotel net operating income after capital reserves, acquisitions costs and projected demand. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-

looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of hotel-level EBITDA and net operating income after capital reserves; projections of acquisition costs; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of future economic performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com and at www.sec.gov.
All information in this release is as of May 21, 2015. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations. The Company assumes no responsibility for the contents or accuracy of the information on any of the non-Company websites mentioned herein, which are included solely for ease of reference.

Contact:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

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Pebblebrook Hotel Trust
LaPlaya Beach Resort and LaPlaya Beach Club
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
12-Month Forecast
(Unaudited, in millions)

	Range
	Low		High

Hotel net income	$10.2	to	$11.2

Adjustment:
Depreciation and amortization (1)	4.1		4.1

Hotel EBITDA	$14.3		$15.3

Adjustment:
Capital reserve	(1.8)		(1.8)

Hotel Net Operating Income	$12.5		$13.5

(1) Depreciation and amortization have been estimated based on a preliminary purchase price allocation. A change, if any, in the allocation will affect the amount of depreciation and amortization and the resulting change may be material.

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented forecasted hotel EBITDA and forecasted hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s forecasted EBITDA and forecasted net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s forecasted EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2014	2014	2014	2014	2014

Occupancy	80%	88%	89%	81%	85%
ADR	$215	$240	$247	$238	$236
RevPAR	$173	$211	$221	$194	$200

Hotel Revenues	$188.1	$219.6	$224.8	$209.7	$842.2
Hotel EBITDA	$47.9	$73.7	$78.5	$66.0	$266.1

	First Quarter
	2015
Occupancy	79%
ADR	$230
RevPAR	$181

Hotel Revenues	$194.6
Hotel EBITDA	$53.1

These historical hotel operating results include information for all of the hotels the Company owned as of May 21, 2015. The hotel operating results for the Manhattan Collection only includes 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.